Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION REPORTS SECOND QUARTER 2019 RESULTS

•
Completed Two Milestone Transactions to Accelerate Portfolio Transformation to Leading Global Environmental Solutions Provider; Acquisition of Clean Earth (June 28) and Divestiture of Air-X-Changers (July 1)

•
Completed Successful $500 Million, 8-Year Senior Unsecured Notes Offering, While Increasing and Extending the Company's Revolving Credit Facility; Company's Proforma Leverage Ratio Totaled 2.2x at Quarter-End After Adjusting for Air-X-Changers Sale

•
Q2 GAAP Operating Income Totaled $18 Million and GAAP Diluted Loss per Share From Continuing Operations of $0.04 Including Unusual Items and After Reclassification of Harsco Industrial as Discontinued Operations

•
Operating Income and Diluted Earnings per Share Excluding Unusual Items and Including Harsco Industrial Totaled $53 Million and $0.37; Compared with Prior Guidance of $53 Million to $58 Million and $0.35 to $0.40, Respectively

•	2019 Adjusted Operating Income Now Expected to be Between $215 Million to $225 Million; Excluding Remaining Industrial Business Earnings in H2 2019 and Acquisition-Related Amortization Expense

CAMP HILL, PA (July 31, 2019) - Harsco Corporation (NYSE: HSC) today reported second quarter 2019 results. On a U.S. GAAP ("GAAP") basis, second quarter of 2019 diluted loss per share from continuing operations was $0.04, including transaction costs and other unusual items and after the reclassification of Harsco Industrial as Discontinued Operations. The unusual items included expenses to execute two strategic transactions and capital market financings, a bad debt provision related to a Harsco Environmental customer in the U.K. that entered into administration, costs to implement Harsco Rail's productivity improvement initiative and a non-cash accounting adjustment to a contingent consideration liability. This figure compares with second quarter of 2018 GAAP diluted earnings per share from continuing operations of $0.37. Excluding unusual items, diluted earnings per share from continuing operations were $0.21 in second quarter of 2019 and $0.25 in the second quarter of 2018.

GAAP operating income from continuing operations for the second quarter of 2019 was $18 million. Excluding unusual items and including Harsco Industrial results for the quarter, operating income was $53 million, compared to the Company's previously provided guidance range of $53 million to $58 million. Clean Earth will be incorporated in Harsco results beginning in the third quarter.

“In recent months we took a number of significant strategic actions to position Harsco for growth and value creation, while also delivering second quarter results within our guidance range,” said Chairman and CEO Nick Grasberger. “We announced and closed two strategic transactions, completed a successful financing and launched the rebranded Environmental segment, consistent with our strategy to position Harsco as a global environmental solutions industry leader.”
Mr. Grasberger continued, “Harsco Rail delivered strong performance in the quarter. While a challenging operating environment impacted Environmental’s performance, we expect the segment’s business performance to improve in the second half, with results supported by our ongoing growth investments and focus on improvement initiatives. We will also benefit in the second half from a robust outlook for Clean Earth. With Harsco now focused on less cyclical and higher-growth businesses, we are well positioned to continue our strategic investments while continuing to create value for our customers and shareholders.”

Harsco Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2019	Q2 2018
Revenues	$351	$340
Operating income from continuing operations - GAAP	$18	$38
Operating margin from continuing operations - GAAP	5.1%	11.2%
Diluted EPS from continuing operations - GAAP	$(0.04)	$0.37
Return on invested capital (TTM) - excluding unusual items and including discontinued operations	14.9%	13.8%
Note: Income statement details above and commentary below reflect that Harsco Industrial has been reclassified as Discontinued Operations starting in Q2 2019.

Consolidated Second Quarter Operating Results

Total revenues from continuing operations were $351 million, an increase of 3 percent compared with the prior-year quarter as a result of higher revenues in the Company's Rail segment. Revenues within the Company's Environmental segment, net of foreign currency impacts, were comparable to the prior-year quarter. Foreign currency translation negatively impacted second quarter 2019 revenues by approximately $10 million compared with the prior-year period.

GAAP operating income from continuing operations was $18 million, or $33 million when excluding unusual items, for the second quarter of 2019. These figures compare with GAAP operating income from continuing operations of $38 million and adjusted operating income of $36 million in the same quarter of last year. At the segment level, adjusted operating income in Rail improved relative to the prior-year quarter, while adjusted operating income declined in Environmental.

The Company's GAAP and adjusted operating margins in the second quarter of 2019 were 5.1 percent and 9.4 percent, respectively.

Second Quarter Business Review

Environmental

($ in millions)	Q2 2019	Q2 2018	%Change
Revenues	$269	$272	(1)%
Operating income - GAAP	$28	$36	(23)%
Operating margin - GAAP	10.2%	13.1%

Revenues totaled $269 million, a slight decrease from the prior-year quarter due to the impact of foreign currency translation. The segment's operating income in the second quarter of 2019 totaled $28 million, or $29 million when excluding unusual items in the period. These figures compare with GAAP operating income of $36 million and adjusted operating income of $33 million in the prior-year period. The change in adjusted operating earnings is attributable to the impact of foreign exchange translation and prior site exits as well as lower contributions from certain Applied Products businesses, partially due to lower commodity prices and steel output in North America. Lastly, the segment's operating margin was 10.2 percent and adjusted operating margin was 10.8 percent in the second quarter of 2019.

Rail

($ in millions)	Q2 2019	Q2 2018	%Change
Revenues	$81.6	$67.6	21%
Operating income - GAAP	$9.4	$8.6	10%
Operating margin - GAAP	11.6%	12.8%

Revenues increased 21 percent to $82 million, due to improved demand for original equipment from North American customers and higher after-market parts sales. The segment's operating income in the second quarter of 2019 totaled $9 million, or $11 million when excluding unusual items in the period. These figures compare with GAAP and adjusted operating income of $9 million in the prior-year quarter. The 23 percent improvement in adjusted operating income relative to the prior-year quarter is attributable to the above factors and a more favorable product-sales mix, partially offset by higher SG&A and engineering expenses. As a result, the segment's operating margin was 11.6 percent in the second quarter of 2019 (13.0 percent on adjusted basis), compared with 12.8 percent in the same quarter of 2018.

Cash Flow

Net cash used by operating activities totaled $9 million in the second quarter of 2019, compared with net cash provided by operating activities of $55 million in the prior-year period. Further, free cash flow was $(45) million (before transaction expenses) in the second quarter of 2019, compared with $28 million in the prior-year period. The change in free cash flow compared with the prior-year quarter is principally attributable to growth-related capital spending and working capital.

2019 Outlook

The Company’s full year outlook now incorporates Clean Earth for the second-half of the year and includes Harsco Industrial for only the first-half of 2019. As a result, the outlook ranges provided below should be considered in the context that the earnings of the remaining Industrial businesses (IKG and Patterson-Kelley) are not included for H2 2019. Also, certain guidance metrics presented below have changed from prior presentations. Adjusted operating income is now presented prior to acquisition-related amortization expenses, for example, and will be presented this way starting in Q3.
First, Clean Earth is expected to generate revenues of approximately $160 million in second-half of 2019. In addition, the segment's adjusted operating income for this period is anticipated to range from $32 million to $35 million, which largely offsets the impact of excluding the Industrial segment in H2. Also, this Clean Earth range contemplates meaningful year-on-year growth, which can be mainly attributed to positive underlying market trends, 2018 acquisitions, new waste-streams and facilities, and lower operating costs.
The Company’s outlook for Harsco Environmental is lowered modestly from prior guidance, to reflect lower service levels linked to global steel output and Applied Product contributions as well as slower start-up of certain projects. As a result, the segment’s 2019 adjusted operating income is expected to increase less than previously forecasted year-on-year.
Rail’s outlook remains strong and unchanged from prior guidance. For the year, Rail's adjusted operating income is anticipated to be significantly higher than 2018 due to increased global demand for equipment, after-market parts and Protran Technology products as well as productivity initiatives. These benefits are expected to be only partially offset by lower contracting contributions, a less favorable product mix as well as R&D and administrative investments (costs) to support the segment's multi-year growth strategy.
Lastly, Corporate spending is expected to range from $24 million to $25 million for 2019.
Key consolidated highlights in the Outlook for full-year 2019 and Q3 2019 are as follows:

2019 Full Year Outlook
	2019 Outlook	2019 Prior	2018 Actual (as previously reported)
Operating Income	$181 - $191m	$192 - 207m	$191m
Adjusted Operating Income before Acquisition Amortization	$215 - 225m	$216 - 231m	$194m
Diluted Earnings Per Share	$0.89 - 1.02	$1.15 - 1.33	$1.64
Adjusted Diluted Earnings Per Share (before Acquisition Amortization)	$1.38 - 1.51	$1.44 - 1.61	$1.40
Free Cash Flow Before Growth Capital	$125 - 135m	$135 - 150m	$104m
Free Cash Flow	$55 - 65m	$55 - 70m	$73m
Adjusted Return on Invested Capital	14.0 - 15.0%	16.0 - 17.0%	16.2%
Net Interest Expense	$43 - 44m
Non-Operating Defined Benefit Pension Expense	$6m
Effective Tax Rate, Excluding Any Unusual Items	25 - 27%
Note: Restated 2018 financial information to reflect Harsco Industrial as Discontinued Operations is included in the supporting schedules.

Q3 2019 Outlook
	Q3 2019	Q3 2018 (as previously reported)
Operating Income	$50 - 55m	$57m
Adjusted Operating Income before Acquisition Amortization	$56 - 61m	$60m
Diluted Earnings Per Share	$0.24 - 0.30	$0.40
Adjusted Diluted Earnings Per Share (before Acquisition Amortization)	$0.35 - 0.41	$0.42
Note: Restated 2018 financial information to reflect Harsco Industrial as Discontinued Operations is included in the supporting schedules.

Conference Call

The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company’s website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 60531313. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through August 14, 2019 by dialing (800) 585-8367, (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (7) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (8) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (9) disruptions associated with labor disputes and increased operating costs associated with union organization; (10) the seasonal nature of the Company's business; (11) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (12) the integration of the

Company's strategic acquisitions, including the acquisition of CEHI Acquisition Corporation and Subsidiaries ("Clean Earth"); (13) potential severe volatility in the capital markets; (14) failure to retain key management and employees of Clean Earth; (15) the amount and timing of repurchases of the Company's common stock, if any; (16) the outcome of any disputes with customers, contractors and subcontractors; (17) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (18) implementation of environmental remediation matters; (19) risk and uncertainty associated with intangible assets; and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2018. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation is a global market leader providing environmental solutions for industrial and specialty waste streams, and innovative technologies for the rail and energy sectors. Based in Camp Hill, PA, the 11,000-employee company operates in more than 30 countries. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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HARSCO CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Six Months Ended
	June 30			June 30
(In thousands, except per share amounts)	2019		2018	2019		2018
Revenues from continuing operations:
Service revenues	$238,003		$245,708	$467,523		$489,918
Product revenues	112,895		94,199	213,277		174,429
Total revenues	350,898		339,907	680,800		664,347
Costs and expenses from continuing operations:
Cost of services sold	186,840		187,393	368,711		379,068
Cost of products sold	79,355		64,849	148,664		123,802
Selling, general and administrative expenses	67,501		49,609	123,907		98,208
Research and development expenses	1,120		1,006	1,869		1,827
Other (income) expenses, net	(1,717)		(1,014)	26		650
Total costs and expenses	333,099		301,843	643,177		603,555
Operating income from continuing operations	17,799		38,064	37,623		60,792
Interest income	591		577	1,124		1,070
Interest expense	(6,103)		(5,681)	(11,610)		(11,271)
Unused debt commitment and amendment fees	(7,435)		—	(7,435)		—
Loss on early extinguishment of debt	—		(1,034)	—		(1,034)
Defined benefit pension income (expense)	(1,472)		904	(2,810)		1,743
Income from continuing operations before income taxes and equity income	3,380		32,830	16,892		51,300
Income tax (expense) benefit	(3,994)		502	(5,213)		(5,696)
Equity income of unconsolidated entities, net	49		—	70		—
Income (loss) from continuing operations	(565)		33,332	11,749		45,604
Discontinued operations:
Income from discontinued businesses	9,936		11,988	23,686		21,233
Income tax (expense) benefit related to discontinued businesses	1,558		(2,609)	(1,969)		(4,549)
Income from discontinued operations	11,494		9,379	21,717		16,684
Net income	10,929		42,711	33,466		62,288
Less: Net income attributable to noncontrolling interests	(2,287)		(2,222)	(4,127)		(3,991)
Net income attributable to Harsco Corporation	$8,642		$40,489	$29,339		$58,297
Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(2,852)		$31,110	$7,622		$41,613
Loss from discontinued operations, net of tax	11,494		9,379	21,717		16,684
Net income attributable to Harsco Corporation common stockholders	$8,642		$40,489	$29,339		$58,297
Weighted-average shares of common stock outstanding	80,328		80,861	80,119		80,756
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.04)		$0.38	$0.10		$0.52
Discontinued operations	0.14		0.12	0.27		0.21
Basic earnings per share attributable to Harsco Corporation common stockholders	$0.11	(a)	$0.50	$0.37		$0.72	(a)
Diluted weighted-average shares of common stock outstanding	80,328		83,643	82,074		83,594
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$(0.04)		$0.37	$0.09		$0.50
Discontinued operations	0.14		0.11	0.26		0.20
Diluted earnings per share attributable to Harsco Corporation common stockholders	$0.11	(a)	$0.48	$0.36	(a)	$0.70
(a) Does not total due to rounding.

HARSCO CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	June 30 2019	December 31 2018
ASSETS
Current assets:
Cash and cash equivalents	$106,094	$64,260
Restricted cash	2,985	2,886
Trade accounts receivable, net	333,357	246,427
Other receivables	53,019	53,770
Inventories	133,890	116,185
Current portion of contract assets	8,215	12,130
Current portion of assets held-for-sale	91,979	75,232
Other current assets	52,418	34,144
Total current assets	781,957	605,034
Property, plant and equipment, net	550,671	432,793
Right-of-use assets, net	44,145	—
Goodwill	717,727	404,713
Intangible assets, net	326,688	69,207
Deferred income tax assets	16,764	48,551
Assets held-for-sale	74,743	55,331
Other assets	21,999	17,238
Total assets	$2,534,694	$1,632,867
LIABILITIES
Current liabilities:
Short-term borrowings	$10,405	$10,078
Current maturities of long-term debt	6,840	6,489
Accounts payable	176,308	124,984
Acquisition consideration payable	39,182	—
Accrued compensation	41,442	50,201
Income taxes payable	890	2,634
Insurance liabilities	40,664	40,774
Current portion of advances on contracts	45,787	29,407
Current portion of operating lease liabilities	12,960	—
Current portion of liabilities of assets held-for-sale	38,077	39,410
Other current liabilities	120,051	113,019
Total current liabilities	532,606	416,996
Long-term debt	1,313,843	585,662
Insurance liabilities	19,721	19,575
Retirement plan liabilities	190,525	213,578
Advances on contracts	9,642	37,675
Operating lease liabilities	31,440	—
Liabilities of assets held-for-sale	15,549	555
Other liabilities	72,254	45,450
Total liabilities	2,185,580	1,319,491
HARSCO CORPORATION STOCKHOLDERS’ EQUITY
Common stock	143,394	141,842
Additional paid-in capital	195,034	190,597
Accumulated other comprehensive loss	(580,229)	(567,107)
Retained earnings	1,349,520	1,298,752
Treasury stock	(807,003)	(795,821)
Total Harsco Corporation stockholders’ equity	300,716	268,263
Noncontrolling interests	48,398	45,113
Total equity	349,114	313,376
Total liabilities and equity	$2,534,694	$1,632,867

HARSCO CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$10,929	$42,711	$33,466	$62,288
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	29,653	30,587	59,857	62,005
Amortization	2,747	2,632	5,792	4,566
Deferred income tax expense (benefit)	(4,418)	(4,295)	(3,823)	340
Equity in income of unconsolidated entities, net	(50)	—	(70)	—
Other, net	2,840	1,093	2,561	3,037
Changes in assets and liabilities:
Accounts receivable	(23,764)	(16,597)	(27,034)	(21,445)
Inventories	(6,049)	315	(20,497)	(11,175)
Contract assets	(6,839)	4,305	(69)	(1,393)
Right-of-use assets	3,333	—	7,228	—
Accounts payable	7,818	19	10,917	7,359
Accrued interest payable	196	(109)	285	(58)
Accrued compensation	5,399	10,086	(14,525)	(16,045)
Advances on contracts	(6,975)	(5,768)	(10,381)	(13,116)
Operating lease liabilities	(2,981)	—	(6,894)	—
Retirement plan liabilities, net	(3,743)	(6,078)	(13,146)	(18,330)
Other assets and liabilities	(17,562)	(3,959)	(18,295)	(11,334)
Net cash provided (used) by operating activities	(9,466)	54,942	5,372	46,699
Cash flows from investing activities:
Purchases of property, plant and equipment	(54,794)	(29,599)	(91,201)	(56,496)
Purchases of businesses, net of cash acquired	(585,165)	(56,389)	(584,485)	(56,389)
Proceeds from sales of assets	1,028	2,776	2,205	3,153
Purchase of intangible assets	(525)	—	(525)	—
Net payments from settlement of foreign currency forward exchange contracts	3,400	880	(691)	(2,942)
Payments for interest rate swap terminations	(2,758)	—	(2,758)	—
Net cash used by investing activities	(638,814)	(82,332)	(677,455)	(112,674)
Cash flows from financing activities:
Short-term borrowings, net	3,662	682	84	(2,977)
Current maturities and long-term debt:
Additions	683,362	78,858	740,360	124,858
Reductions	(1,633)	(40,249)	(3,333)	(43,193)
Dividends paid to noncontrolling interests	(3,098)	(4,609)	(3,098)	(4,609)
Sale of noncontrolling interests	—	—	876	477
Stock-based compensation - Employee taxes paid	(2,930)	(2,905)	(11,167)	(3,614)
Deferred financing costs	(9,464)	(354)	(9,464)	(354)
Net cash provided by financing activities	669,899	31,423	714,258	70,588
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(225)	(4,473)	(242)	(3,735)
Net increase (decrease) in cash and cash equivalents, including restricted cash	21,394	(440)	41,933	878
Cash and cash equivalents, including restricted cash, at beginning of period	87,685	67,527	67,146	66,209
Cash and cash equivalents, including restricted cash, at end of period	$109,079	$67,087	$109,079	$67,087

HARSCO CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited) (a)
	Three Months Ended		Three Months Ended
	June 30, 2019		June 30, 2018
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$269,338	$27,577	$272,320	$35,661
Harsco Clean Earth (a)	—	—	—	—
Harsco Rail	81,560	9,443	67,552	8,618
Corporate	—	(19,221)	35	(6,215)
Consolidated Totals	$350,898	$17,799	$339,907	$38,064

	Six Months Ended		Six Months Ended
	June 30, 2019		June 30, 2018
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$530,650	$52,074	$537,043	$63,396
Harsco Clean Earth (a)	—	—	—	—
Harsco Rail	150,150	14,832	127,230	10,570
Corporate	—	(29,283)	74	(13,174)
Consolidated Totals	$680,800	$37,623	$664,347	$60,792

(a)
The Company's acquisition of Clean Earth closed on June 28, 2019. Revenues and operating income for the three and six months ended June 30, 2019 are immaterial. The operating results of the former Harsco Industrial Segment has been reflected as discontinued operations in the Company's Condensed Consolidated Statement of Operations for all periods presented.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE INCLUDING DISCONTINUED OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended			Six Months Ended
	June 30			June 30
	2019		2018	2019		2018
Diluted earnings (loss) per share from continuing operations as reported	$(0.04)		$0.37	$0.09		$0.50
Corporate strategic costs (a)	0.15		—	0.18		—
Corporate unused debt commitment and amendment fees (b)	0.09		—	0.09		—
Harsco Environmental Segment provision for doubtful accounts (c)	0.07		—	0.07		—
Harsco Environmental Segment change in fair value to contingent consideration liability (d)	(0.05)		—	(0.04)		—
Harsco Rail Segment improvement initiative costs (e)	0.01		—	0.05		—
Harsco Environmental Segment cumulative translation adjustment liquidation (f)	—		—	(0.03)		—
Harsco Environmental Segment adjustment to slag disposal accrual (g)	—		(0.04)	—		(0.04)
Altek acquisition costs (h)	—		0.01	—		0.01
Loss on early extinguishment of debt (i)	—		0.01	—		0.01
Deferred tax asset valuation allowance adjustment (j)	—		(0.10)	—		(0.10)
Taxes on above unusual items (k)	(0.03)		—	(0.04)		—
Adjusted diluted earnings per share from continuing operations	$0.21	(l)	$0.25	$0.36	(l)	$0.38
Adjusted diluted earnings per share from discontinued operations	0.16
Adjusted diluted earnings per share including discontinued operations	$0.37

(a)	Costs at Corporate associated with supporting and executing the Company's growth strategy (Q2 2019 $12.4 million pre-tax; six months 2019 $15.1 million pre-tax).

(b)	Costs at Corporate related to the unused bridge financing commitment and Term Loan B amendment (Q2 and six months 2019 $7.4 million pre-tax).

(c)	Harsco Environmental Segment provision for doubtful accounts related to a customer in the U.K. entering administration (Q2 and six months 2019 $5.4 million pre-tax).

(d)
Fair value adjustment to contingent consideration liability related to the acquisition of Altek (Q2 2019 $3.9 million pretax; six months 2019 $3.5 million pre-tax). The Company adjusts Operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for the Altek acquisition because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.

(e)	Costs associated with a productivity improvement initiative in the Harsco Rail Segment (Q2 2019 $1.2 million pre-tax; six months 2019 $3.8 million pre-tax).

(f)	Harsco Environmental Segment gain related to the liquidation of cumulative translation adjustment related to an exited country (six months 2019 $2.3 million pre-tax).

(g)	Harsco Environmental Segment adjustment to previously accrued amounts related to the disposal of certain slag material in Latin America (Q2 and six months 2018 $3.2 million pre-tax).

(h)	Costs associated with the acquisition of Altek recorded in the Harsco Environmental Segment (Q2 and six months 2018 $0.8 million pretax) and at Corporate (Q2 and six months 2018 $0.4 million pretax).

(i)
Loss on early extinguishment of debt associated with amending the Company's existing Senior Secured Credit Facility in order to reduce the interest rate applicable to the Term Loan Facility (Q2 and six months 2018 $1.0 million pre-tax).

(j)	Adjustment of certain existing deferred tax asset valuation allowances as a result of the Altek acquisition (Q2 and six months 2018 $8.3 million).

(k)
Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(l)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Inclusion of discontinued operations, which relate principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS TO DILUTED EARNINGS PER SHARE FROM DISCONTINUED OPERATIONS AS REPORTED (Unaudited)
Three Months Ended June 30, 2019
Diluted earnings per share from discontinued operations as reported	$0.14
Transaction related costs (a)	0.08
Taxes on above unusual items (b)	(0.02)
Deferred tax asset adjustment (c)	(0.04)
Adjusted diluted earnings per share from discontinued operations	$0.16

(a)
Costs directly related to the sale of Harsco Industrial including (i) directly attributable transaction costs ($3.5 million pre-tax); and (ii) loss on termination of interest rate swaps directly attributable to the mandatory repayment of the Term Loan Facility ($2.7 million pre-tax).

(b)
Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	Adjustments to certain deferred tax asset values as a result of the disposal of the Industrial Segment ($3.3 million).

The Company's management believes Adjusted diluted earnings per share from discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical operating results of the former Harsco Industrial Segment, which is now classified as discontinued operations. Exclusion of unusual items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Three Months Ended
	September 30
	2018
Diluted earnings per share from continuing operations as reported (a)	$0.29
Acquisition amortization expense, net of tax	0.02
Adjusted diluted earnings per share from continuing operations before acquisition amortization expense	0.32	(b)
Diluted earnings per share principally from the former Harsco Industrial Segment, excluding acquisition amortization expense	0.10
Adjusted diluted earnings per share before acquisition amortization expense and including discontinued operations	$0.42

(a)	Prior period amounts have been updated to reflect the former Harsco Industrial Segment as discontinued operations.

(b)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relate principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Twelve Months Ended
	December 31
	2018
Diluted earnings per share from continuing operations as reported (a)	$1.20
Harsco Environmental adjustment to slag disposal accrual (b)	(0.04)
Harsco Environmental Segment change in fair value to contingent consideration liability (c)	(0.04)
Altek acquisition costs (d)	0.01
Loss on early extinguishment of debt (e)	0.01
Harsco Rail Segment improvement initiative costs (f)	0.01
Taxes on above unusual items (g)	(0.01)
Impact of U.S. tax reform on income tax benefit (expense) (h)	(0.18)
Deferred tax asset valuation allowance adjustment (i)	(0.10)
Adjusted diluted earnings per share from continuing operations	0.88	(j)
Acquisition amortization expense, net of tax	0.07
Adjusted diluted earnings per share from continuing operations excluding acquisition amortization expense	0.94	(j)
Diluted earnings per share from the former Harsco Industrial Segment, includes acquisition amortization expense	0.45
Adjusted diluted earnings per share before acquisition amortization expense and including discontinued operations	$1.40	(j)

(a)	Prior period amounts have been updated to reflect the former Harsco Industrial Segment as discontinued operations.

(b)	Harsco Environmental adjustment to previously accrued amounts related to the disposal of certain slag material in Latin America ($3.2 million pre-tax).

(c)
Fair value adjustment to contingent consideration liability related to the acquisition of Altek ($2.9 million pre-tax). The Company adjusts Operating income and Diluted earnings per share from continuing operations to exclude the impact of the change in fair value to the acquisition-related contingent consideration liability for the Altek acquisition because it believes that the adjustment for this item more closely correlates the reported financial measures with the ordinary and ongoing course of the Company's operations.

(d)	Costs associated with the acquisition of Altek recorded in the Harsco Environmental Segment ($0.8 million pretax) and at Corporate ($0.4 million pretax).

(e)
Loss on early extinguishment of debt associated with amending the Company's existing Senior Secured Credit Facility in order to reduce the interest rate applicable to the Term Loan Facility ($1.0 million pre-tax).

(f)	Costs associated with a productivity improvement initiative in the Harsco Rail Segment ($0.6 million pre-tax).

(g)
Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded, except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(h)	The Company recorded a benefit (expense) as a result of revaluing net deferred tax assets and liabilities as a result of U.S. tax reform ($15.4 million benefit).

(i)	Adjustment of certain existing deferred tax asset valuation allowances as a result of the Altek acquisition ($8.3 million).

(j)	Does not total due to rounding.

The Company’s management believes Adjusted diluted earnings per share before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relate principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)

	Projected Three Months Ending September 30		Projected Twelve Months Ending December 31
	2019		2019
	Low	High	Low	High
Diluted earnings per share from continuing operations (a)(b)	$0.24	$0.30	$0.63	$0.76
Corporate strategic and transaction related costs	—	—	0.19	0.19
Corporate unused debt commitment and amendment fees	—	—	0.09	0.09
Harsco Environmental Segment provision for doubtful accounts	—	—	0.07	0.07
Loss on early extinguishment of debt	0.06	0.06	0.06	0.06
Harsco Rail Segment improvement initiative costs	0.01	0.01	0.05	0.05
Harsco Environmental Segment change in fair value to contingent consideration liability	—	—	(0.04)	(0.04)
Harsco Environmental Segment cumulative translation adjustment liquidation	—	—	(0.03)	(0.03)
Taxes on above unusual items	—	—	(0.04)	(0.04)
Adjusted diluted earnings per share from continuing operations	0.31	0.37	0.98	1.11
Estimated acquisition amortization expense, net of tax	0.04	0.04	0.14	0.14
Diluted earnings per share from continuing operations, before acquisition related amortization expense	0.35	0.41	1.12	1.25
Diluted earnings per share from discontinued operations before acquisition amortization expense (c)	—	—	0.26	0.26
Adjusted diluted earnings per share before acquisition amortization expense and including discontinued operations	$0.35	$0.41	$1.38	$1.51

(a)	Includes results for the Harsco Clean Earth Segment for the period from July 1, 2019 to December 31, 2019.

(b)	Excludes results for the former Harsco Industrial Segment.

(c)	Includes results for the former Harsco Industrial Segment for the period from January 1, 2019 to June 30, 2019.

The Company’s management believes Adjusted diluted earnings per share before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relate principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) INCLUDING DISCONTINUED OPERATIONS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Industrial (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2019:
Operating income (loss) as reported	$27,577	$—	$—	$9,443	$(19,221)	$17,799
Corporate strategic costs	—	—	—	—	12,390	12,390
Harsco Environmental Segment provision for doubtful accounts	5,359	—	—	—	—	5,359
Harsco Environmental Segment change in fair value to contingent consideration liability	(3,879)	—	—	—	—	(3,879)
Harsco Rail Segment improvement initiative costs	—	—	—	1,152	—	1,152
Adjusted operating income (loss)	29,057	—	—	10,595	(6,831)	32,821
Operating income in discontinued operations	—	—	20,413	—	—	20,413
Adjusted operating income (loss) including discontinued operations	$29,057	$—	$20,413	$10,595	$(6,831)	$53,234

Revenues as reported	$269,338	$—	$—	$81,560	$—	$350,898
Revenues in discontinued operations	—	—	116,796	—	—	116,796
Revenues including discontinued operations	$269,338	$—	$116,796	$81,560	$—	$467,694
Adjusted operating margin (%)	10.8%			13.0%		9.4%
Adjusted operating margin (%) including discontinued operations	10.8%		17.5%	13.0%		11.4%

Three Months Ended June 30, 2018:
Operating income (loss) as reported	$35,661	$—	$—	$8,618	$(6,215)	$38,064
Harsco Environmental adjustment to slag disposal accrual	(3,223)	—	—	—	—	(3,223)
Altek acquisition costs	753	—	—	—	431	1,184
Adjusted operating income (loss)	33,191	—	—	8,618	(5,784)	36,025
Operating income in discontinued operations	—	—	15,561	—	—	15,561
Adjusted operating income (loss) including discontinued operations	$33,191	$—	$15,561	$8,618	$(5,784)	$51,586

Revenues as reported	$272,320	$—	$—	$67,552	$35	$339,907
Revenues in discontinued operations	—	—	92,065	—	—	92,065
Revenues including discontinued operations	$272,320	$—	$92,065	$67,552	$35	$431,972
Adjusted operating margin (%)	12.2%			12.8%		10.6%
Adjusted operating margin (%) including discontinued operations	12.2%		16.9%	12.8%		11.9%

(a)
The Company's acquisition of Clean Earth closed on June 28, 2019. Revenues and operating income for the three and six months ended June 30, 2019 are immaterial. The operating results of the former Harsco Industrial Segment has been reflected as discontinued operations in the Company's Condensed Consolidated Statement of Operations for all periods presented.

The Company’s management believes Adjusted operating income (loss) including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Inclusion of discontinued operations, which relates principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) INCLUDING DISCONTINUED OPERATIONS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Clean Earth (a)	Harsco Industrial (a)	Harsco Rail	Corporate	Consolidated Totals

Six Months Ended June 30, 2019:
Operating income (loss) as reported	$52,074	$—	$—	$14,832	$(29,283)	$37,623
Corporate strategic costs	—	—	—	—	15,129	15,129
Harsco Environmental provision for doubtful accounts	5,359	—	—	—	—	5,359
Harsco Rail Segment improvement initiative costs	—	—	—	3,800	—	3,800
Harsco Environmental Segment change in fair value to contingent consideration liability	(3,510)	—	—	—	—	(3,510)
Harsco Environmental cumulative translation adjustment liquidation	(2,271)	—	—	—	—	(2,271)
Adjusted operating income (loss)	51,652	—	—	18,632	(14,154)	56,130
Operating income in discontinued operations	—	—	38,834	—	—	38,834
Adjusted operating income (loss) including discontinued operations	$51,652	$—	$38,834	$18,632	$(14,154)	$94,964

Revenues as reported	$530,650	$—	$—	$150,150	$—	$680,800
Revenues in discontinued operations	—	—	234,181	—	—	234,181
Revenues including discontinued operations	$530,650	$—	$234,181	$150,150	$—	$914,981
Adjusted operating margin (%)	9.7%			12.4%		8.2%
Adjusted operating margin (%) including discontinued operations	9.7%		16.6%	12.4%		10.4%

Six Months Ended June 30, 2018:
Operating income (loss) as reported	$63,396	$—	$—	$10,570	$(13,174)	$60,792
Harsco Environmental adjustment to slag disposal accrual	(3,223)	—	—	—	—	(3,223)
Altek acquisition costs	753	—	—	—	431	1,184
Adjusted operating income (loss)	60,926	—	—	10,570	(12,743)	58,753
Operating income in discontinued operations	—	—	29,373	—	—	29,373
Adjusted operating income (loss) including discontinued operations	$60,926	$—	$29,373	$10,570	$(12,743)	$88,126

Revenues as reported	$537,043	$—	$—	$127,230	$74	$664,347
Revenues in discontinued operations	—	—	175,663	—	—	175,663
Revenues including discontinued operations	$537,043	$—	$175,663	$127,230	$74	$840,010
Adjusted operating margin (%)	11.3%			8.3%		8.8%
Adjusted operating margin (%) including discontinued operations	11.3%		16.7%	8.3%		10.5%

(a)
The Company's acquisition of Clean Earth closed on June 28, 2019. Revenues and operating income for the three and six months ended June 30, 2019 are immaterial. The operating results of the former Harsco Industrial Segment has been reflected as discontinued operations in the Company's Condensed Consolidated Statement of Operations for all periods presented.

The Company’s management believes Adjusted operating income (loss) including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Inclusion of discontinued operations, which relates principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Harsco Industrial (a)	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2018:
Operating income (loss) as reported (b)	$29,338	$—	$19,000	$(6,579)	$41,759
Harsco Environmental Segment change in fair value to contingent consideration liability	412	—	—	—	412
Adjusted operating income (loss)	29,750	—	19,000	(6,579)	42,171
Acquisition amortization expense	1,872	—	71	—	1,943
Adjusted operating income (loss) before acquisition amortization expense	31,622	—	19,071	(6,579)	44,114
Discontinued operations - Harsco Industrial including acquisition amortization expense	—	15,802	—	—	15,802
Adjusted operating income (loss) before acquisition amortization expense and including discontinued operations	$31,622	$15,802	$19,071	$(6,579)	$59,916

(a)	The operating results of the former Harsco Industrial Segment has been reflected as discontinued operations in the Company's Condensed Consolidated Statement of Operations for all periods presented.

The Company’s management believes Adjusted operating income (loss) before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relate principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF ADJUSTED OPERATING INCOME (LOSS) BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS BY SEGMENT TO OPERATING INCOME (LOSS) AS REPORTED BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Harsco Industrial (a)	Harsco Rail	Corporate	Consolidated Totals

Twelve Months Ended December 31, 2018:
Operating income (loss) as reported	$121,195	$—	$37,341	$(27,839)	$130,697
Harsco Environmental adjustment to slag disposal accrual	(3,223)	—	—	—	(3,223)
Harsco Environmental Segment change in fair value to contingent consideration liability	(2,939)	—	—	—	(2,939)
Altek acquisition costs	753	—	—	431	1,184
Harsco Rail Segment improvement initiative costs	—	—	640	—	640
Adjusted operating income (loss)	115,786	—	37,981	(27,408)	126,359
Acquisition amortization expense	5,553	—	306	—	5,859
Adjusted operating income (loss) before acquisition amortization expense	121,339	—	38,287	(27,408)	132,218
Discontinued operations - Harsco Industrial before acquisition amortization expense	—	62,036	—	—	62,036
Adjusted operating income (loss) before acquisition amortization expense and including discontinued operations	$121,339	$62,036	$38,287	$(27,408)	$194,254

(a)	The operating results of the former Harsco Industrial Segment has been reflected as discontinued operations in the Company's Condensed Consolidated Statement of Operations for all periods presented.

The Company’s management believes Adjusted operating income (loss) before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusion of discontinued operations, which relates principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE ACQUISITION AMORTIZATION EXPENSE AND INCLUDING DISCONTINUED OPERATIONS TO OPERATING INCOME (Unaudited)
	Projected Three Months Ended		Projected Twelve Months Ended
	September 30, 2019		December 31, 2019
(In millions)	Low	High	Low	High
Operating income (a) (b)	$50	$55	$142	$152
Corporate strategic and transaction related costs	—	—	15	15
Harsco Environmental Segment provision for doubtful accounts	—	—	5	5
Harsco Rail Segment improvement initiative costs	1	1	5	5
Harsco Environmental Segment change in fair value to contingent consideration liability	—	—	(4)	(4)
Harsco Environmental Segment cumulative translation adjustment liquidation	—	—	(2)	(2)
Adjusted operating income	51	56	161	171
Estimated acquisition amortization expense	5	5	15	15
Adjusted operating income before acquisition amortization expense	56	61	176	186
Operating income from the former Harsco Industrial Segment before acquisition amortization (c)	—	—	39	39
Adjusted operating income before acquisition amortization expense and including discontinued operations	$56	$61	$215	$225

(a) Includes results for the Harsco Clean Earth Segment for the period from July 1, 2019 to December 31, 2019.
(b) Excludes results for the former Harsco Industrial Segment.
(c) Includes results for the former Harsco Industrial Segment for the period from January 1, 2019 to June 30, 2019.

The Company’s management believes Adjusted operating income before acquisition amortization expense and including discontinued operations, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Inclusive of discontinued operations, which relate principally to the Harsco Industrial Segment, provides comparability to prior periods. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF ADJUSTED HARSCO CLEAN EARTH SEGMENT OPERATING INCOME BEFORE ACQUISITION AMORTIZATION EXPENSE TO HARSCO CLEAN EARTH SEGMENT OPERATING INCOME (Unaudited)
	Projected Six Months Ended December 31
	2019
(In millions)	Low	High
Harsco Clean Earth Segment operating income	$25	$28
Add: Acquisition amortization expense	7	7
Adjusted Harsco Clean Earth Segment operating income before acquisition amortization expense	$32	$35

The Company's management believes Adjusted Harsco Clean Earth Segment operating income before acquisition amortization expense, which is a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Clean Earth Segment's future prospects. Exclusion of acquisition related amortization expense permits evaluation of comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2019	2018	2019	2018
Net cash provided (used) by operating activities	$(9,466)	$54,942	$5,372	$46,699
Less capital expenditures	(54,794)	(29,599)	(91,201)	(56,496)
Less purchase of intangible assets	(525)	—	(525)	—
Plus capital expenditures for strategic ventures (a)	2,527	295	3,370	535
Plus total proceeds from sales of assets (b)	1,028	2,776	2,205	3,153
Plus transaction-related expenditures (c)	15,990	—	15,990	—
Free cash flow	(45,240)	28,414	(64,789)	(6,109)
Add growth capital expenditures	18,086	4,458	30,603	12,142
Free cash flow before growth capital expenditures	$(27,154)	$32,872	$(34,186)	$6,033

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.

(c)	Expenditures directly related to the Company's acquisition and divestiture transactions.

The Company's management believes that Free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF FREE CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
Twelve Months Ended
December 31
(In thousands)	2018
Net cash provided by operating activities	$192,022
Less capital expenditures	(132,168)
Plus capital expenditures for strategic ventures (a)	1,595
Plus total proceeds from sales of assets (b)	11,887
Free cash flow	73,336
Add growth capital expenditures	30,655
Free cash flow before growth capital expenditures	$103,991

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s financial statements.

(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental Segment.

The Company's management believes that Free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF CASH FLOW BEFORE GROWTH CAPITAL EXPENDITURES TO NET CASH PROVIDED BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2019
(In millions)	Low	High
Net cash provided by operating activities	$187	$207
Less capital expenditures	(161)	(169)
Plus total proceeds from asset sales and capital expenditures for strategic ventures	6	4
Transaction related expenses	23	23
Free cash flow	55	65
Add growth capital expenditures	70	70
Free cash flow before growth capital expenditures	$125	$135

The Company's management believes that Free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds and transaction-related expenditures for planning and performance evaluation purposes. The Company’s management also believes that free cash flow before growth capital expenditures, which is a non-U.S. GAAP financial measure, is meaningful to investors because management uses this as a key factor in the deployment of capital for strategic planning purposes. It is important to note that free cash flow and free cash flow before growth capital expenditures do not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from these measures. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL TO NET INCOME AS REPORTED (a) (Unaudited)
	Trailing Twelve Months for Period Ended June 30
(In thousands)	2019	2018
Net income as reported	$116,191	$44,264

Corporate strategic costs	15,129	—
Unused debt commitment and amendment fees	7,435	—
Transaction-related costs for discontinued operations	6,268	—
Harsco Rail Segment improvement initiative costs	4,440	—
Harsco Environmental Segment change in fair value to contingent consideration liability	(6,449)	—
Harsco Environmental Segment provision for doubtful accounts	5,359	—
Harsco Environmental Segment cumulative translation adjustment liquidation	(2,271)	—
Harsco Environmental Segment bad debt expense	—	4,589
Loss on early extinguishment of debt	—	3,299
Harsco Environmental Segment adjustment to slag disposal accrual	—	(3,223)
Altek acquisition costs	—	1,184
Taxes on above unusual items (b)	(4,920)	(2,272)
Impact of U.S. tax reform on income tax benefit	(15,409)	48,680
Deferred tax asset valuation allowance adjustment	(3,252)	(8,292)
Net income from continuing operations, as adjusted	122,521	88,229
After-tax interest expense (c)	29,781	29,875

Net operating profit after tax as adjusted	$152,302	$118,104

Average equity	$317,987	$230,115
Plus average debt	701,088	626,590
Average capital	$1,019,075	$856,705

Return on invested capital	14.9%	13.8%

(a)
Return on invested capital excluding unusual items is net income (loss) excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)
The Company’s effective tax rate approximated 23% for the trailing twelve months for the period ended June 30, 2019 and for the trailing twelve months for the period ended June 30, 2018, 37% was used for June 1, 2017 through December 31, 2017 and 23% was used for January 1, 2018 through June 30, 2018, on an adjusted basis, for interest expense.

The Company’s management believes Return on invested capital, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION RECONCILIATION OF RETURN ON INVESTED CAPITAL TO NET INCOME AS REPORTED (a) (Unaudited)
Year Ended December 31
(In thousands)	2018
Net income as reported	$145,013

Harsco Environmental Segment adjustment to slag disposal accrual	(3,223)
Harsco Environmental Segment change in fair value to contingent consideration liability	(2,939)
Altek acquisition costs	1,184
Loss on early extinguishment of debt	1,034
Harsco Rail Segment improvement initiative costs	640
Taxes on above unusual items (b)	(361)
Impact of U.S. tax reform on income tax benefit	(15,409)
Deferred tax asset valuation allowance adjustment	(8,292)
Net income from continuing operations, as adjusted	117,647
After-tax interest expense (c)	29,374

Net operating profit after tax as adjusted	$147,021

Average equity	$274,164
Plus average debt	635,491
Average capital	$909,655

Return on invested capital	16.2%

(a)
Return on invested capital excluding unusual items is net income excluding unusual items, and after-tax interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.

(b)
Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect at the time the unusual item is recorded except for unusual items from countries where no tax benefit can be realized, in which case a zero percent tax rate is used.

(c)	The Company’s effective tax rate approximated 23% for the year ended December 31, 2018 on an adjusted basis, for interest expense.

The Company’s management believes Return on invested capital, which is a non-U.S. GAAP financial measure, is meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company’s business. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. This measure should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.